Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

Bancorp Rhode Island, Inc. Announces First Quarter 2008 Earnings of $2.3 Million

EPS Climbs 14%; Deposits Grow; Net Interest Margin Holds Steady

PROVIDENCE, R.I., April 24, 2008 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced net income for the first quarter of 2008 of $2.3 million. This represents a 7 percent increase in net income from $2.2 million in the first quarter of 2007. The company’s diluted earnings per share (EPS) were $0.50 for the first quarter of 2008, an increase of 14 percent from diluted EPS of $0.44 in the first quarter of 2007.

Total deposits grew $23.5 million in the first quarter to $1.04 billion, up 2 percent from $1.01 billion at year-end 2007. The company achieved linked quarter growth in demand deposit, money market, savings and certificate of deposit balances.

Total assets reached $1.49 billion in the first quarter of 2008, up from $1.48 billion on December 31, 2007. The bank’s commercial loan portfolio increased by $3.3 million to $577.0 million in that same period. This represents a 1 percent increase over $574 million in the fourth quarter of 2007, and an 8 percent increase over $532.5 million in the first quarter of 2007.

Nonperforming loans at March 31, 2008, totaled $8.6 million, or 0.58 percent of total assets, up from $4.1 million, or 0.28 percent of total assets at year-end 2007. Net charge offs for the first quarter of 2008 were $311,000, or 0.08 percent (annualized) of total assets.

Net interest margin for the first quarter of 2008 was 2.97 percent, relatively unchanged from 2.98 percent for the fourth quarter of 2007 and identical to that in the first quarter of 2007.

Noninterest expense was $9.5 million in the first quarter of 2008, down $51,000 from $9.5 million in the first quarter of 2007.

“Our first quarter results reflect the successful ongoing execution of our strategic plan,” said Bancorp Rhode Island, Inc. president and chief executive officer Merrill W. Sherman. “Despite the Fed reducing interest rates by 200 basis points in the first quarter, our disciplined deposit pricing enabled us to grow our deposit base while maintaining our net interest margin. We also are pleased with our commercial loan activity. We booked approximately the same amount of new commitments this quarter as in the first quarter of 2007, but portfolio growth was offset by an increase in prepayments.”

The company’s Board of Directors approved a dividend of $0.16 per share. The dividend will be paid on June 4, 2008 to shareholders of record on May 14, 2008.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Daylight Time (EDT) on Thursday, April 24, to discuss its first quarter 2008 earnings. The conference call can be accessed by dialing toll free (800) 762-8779 or via webcast at the company's website, http://www.bankri.com/investorrelations.

There will be a playback of the call available until 11:59 p.m. EDT on Saturday, April 26. The replay dial-in number is (800) 406-7325. When prompted, enter the conference ID number 3856469. The webcast will be archived on the "Investor Relations" page of the company's website at http://www.bankri.com/investorrelations.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches throughout Providence, Kent and Washington Counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights (unaudited)

	March 31, 2008	December 31, 2007
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,490,720	$1,477,119
Total Loans and Leases	1,024,901	1,038,132
Nonperforming Loans	8,621	4,149
Allowance for Loan Losses	12,593	12,619
Allowance for Nonperforming Loans	146.07%	304.15%
Allowance to Total Loans	1.23%	1.22%
Total Deposits	$1,038,230	$1,014,780
Total Shareholders’ Equity	114,831	113,108

Book Value Per Share	$25.21	$24.79
Tangible Book Value Per Share	$22.57	$22.21

	Quarter Ended March 31,
	2008	2007
	(Dollars in millions)
Average Balance Sheet Data:

Average Total Assets	$1,465	$1,458
Average Total Loans	1,033	999
Average Total Interest-bearing Liabilities	1,162	1,149
Average Total Equity	114	113

	Quarter Ended March 31,
	2008	2007
(Dollars in thousands,
except per share data)
Income Statement Data:

Interest and Dividend Income	$20,532	$21,102
Interest Expense	10,228	10,874
Net Interest Income	10,304	10,228
Provision for Loan and Lease Losses	285	100
Noninterest Income	2,903	2,562
Noninterest Expense	9,460	9,511
Income Before Income Taxes	3,462	3,179
Income Tax Expense	1,136	1,001
Net Income	$2,326	$2,178

Data Per Common Share:

Earnings Per Common Share – Basic	$0.51	$0.45
Earnings Per Common Share – Diluted	$0.50	$0.44
Average Common Shares Outstanding – Basic	4,557,204	4,815,307
Average Common Shares Outstanding - Diluted	4,639,179	4,961,867

Selected Operating Ratios:

Net Interest Margin	2.97%	2.97%
Return on Assets	0.64%	0.61%
Return on Equity	8.23%	7.79%
Efficiency Ratio(1)	71.63%	74.36%

__________________________

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets (unaudited)

	March 31, 2008	December 31, 2007
	(In thousands)
ASSETS:
Cash and due from banks	$25,462	$20,465
Overnight investments	33,107	17,097
Total cash and cash equivalents	58,569	37,562
Investment securities available for sale (amortized cost of $65,974 and $77,193, respectively)	65,894	76,986
Mortgage-backed securities available for sale (amortized cost of $275,196 and $258,094, respectively)	276,618	258,195
Total available for sale securities	342,512	335,181
Stock in Federal Home Loan Bank of Boston	15,671	15,671
Loans and leases receivable:
Commercial loans and leases	576,954	573,668
Residential mortgage loans	236,543	248,728
Consumer and other loans	211,404	215,736
Total loans and leases receivable	1,024,901	1,038,132
Allowance for loan and lease losses	(12,593)	(12,619)
Net loans and leases receivable	1,012,308	1,025,513
Premises and equipment, net	13,377	13,721
Goodwill	12,019	11,772
Accrued interest receivable	5,661	6,557
Investment in bank-owned life insurance	24,441	24,186
Prepaid expenses and other assets	6,162	6,956
Total assets	$1,490,720	$1,477,119
LIABILITIES:
Deposits:
Demand deposit accounts	$179,883	$172,634
NOW accounts	61,706	65,191
Money market accounts	6,172	6,054
Savings accounts	410,796	396,838
Certificate of deposit accounts	379,673	374,063
Total deposits	1,038,230	1,014,780
Overnight and short-term borrowings	48,944	66,795
Wholesale repurchase agreements	10,000	10,000
Federal Home Loan Bank of Boston borrowings	244,752	241,505
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	20,560	17,528
Total liabilities	1,375,889	1,364,011
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (4,906,735 shares and 4,867,121 shares, respectively)	49	49
Additional paid-in capital	71,162	70,123
Treasury stock, at cost (352,250 shares and 305,200 shares, respectively)	(12,055)	(10,189)
Retained earnings	54,803	53,194
Accumulated other comprehensive income (loss), net	872	(69)
Total shareholders’ equity	114,831	113,108
Total liabilities and shareholders’ equity	$1,490,720	$1,477,119

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2008	2007
	(In thousands, except per share data)

Interest and dividend income:
Commercial loans and leases	$9,806	$9,479
Residential mortgage loans	3,296	3,501
Consumer and other loans	3,063	3,352
Mortgage-backed securities	3,232	2,869
Investment securities	701	1,333
Federal Home Loan Bank of Boston stock dividends	237	281
Overnight investments	197	287
Total interest and dividend income	20,532	21,102
Interest expense:
NOW accounts	68	101
Money market accounts	29	38
Savings accounts	2,487	2,472
Certificate of deposit accounts	4,108	4,440
Overnight and short-term borrowings	431	667
Wholesale repurchase agreements	135	196
Federal Home Loan Bank of Boston borrowings	2,720	2,591
Subordinated deferrable interest debentures	250	369
Total interest expense	10,228	10,874
Net interest income	10,304	10,228
Provision for loan and lease losses	285	100
Net interest income after provision for loan and lease losses	10,019	10,128
Noninterest income:
Service charges on deposit accounts	1,435	1,316
Income from bank-owned life insurance	255	251
Gain on sale of available for sale securities	242	--
Net gains on lease sales and commissions on loans originated for others	219	387
Commissions on nondeposit investment products	210	120
Loan related fees	163	155
Other income	379	333
Total noninterest income	2,903	2,562
Noninterest expense:
Salaries and employee benefits	5,139	5,262
Occupancy	865	906
Data processing	719	704
Professional services	635	652
Marketing	364	373
Equipment	308	333
Loan servicing	167	193
Loan workout and other real estate owned	156	9
Other expenses	1,107	1,079
Total noninterest expense	9,460	9,511
Income before income taxes	3,462	3,179

Income tax expense	1,136	1,001
Net income	$2,326	$2,178
Per share data:
Basic earnings per common share	$0.51	$0.45
Diluted earnings per common share	$0.50	$0.44

Average common shares outstanding – basic	4,557,204	4,815,307
Average common shares outstanding – diluted	4,639,179	4,961,867